Exhibit 10.47

Amendment to License Agreement

This will amend the license agreement between Micro Therapeutics, Inc. (“MTI”) and Biocoat, Inc. (“Biocoat”) of December 9, 1999 (the “Agreement” and this “Amendment”).

The effective date of this Amendment is January 1, 2005.

Schedule A of the Agreement, listing the Products, is hereby replaced with the attached Schedule A, dated November 4, 2004.

MTI hereby represents that it intends to use the hydrophilic coatings technology licensed from Biocoat for the Products listed in the attached Schedule A for the remaining term of the Agreement.

In consideration of this representation of MTI, Biocoat agrees to replace the Royalty Rate
Schedule of the Agreement, Schedule D, with the attached Schedule D, dated November
4, 2004.

Both parties to the Agreement hereby signify their approval of this Amendment.

/s/Djoerd Hoekstra, President		/s/William H. Dippel
Djoerd Hoekstra, President		William H. Dippel, V.P. Operations
Biocoat, Inc.		Micro Therapeutics, Inc.
Date:	12/09/04	Date:	12/10/04

SCHEDULE A

PRODUCTS

	Model #	Description

HYPERFORM	104-4470	HYPERFORM 4.0 X 7 MM SYS
HYPERFORM	104-4770	HYPERFORM 7.0 X 7 MM SYS
HYPERGLIDE	104-41 08	HYPERGLIDE 15 MM ST BALL
HYPERGLIDE	104-4112	HYPERGLIDE 4.0 X 15 MM,
HYPERGLIDE	104-4113	HYPERGLIDE 4.0X10 MM
HYPERGLIDE	104-4120	HYPERGLIDE, 10 MM ST BAL
HYPERGLIDE	104-4127	HYPERGLIDE 4.0 X 20 MM,
HYPERGLJDE	104-4130	HYPERGLIDE 20MM ST BALL
HYPERGLIDE	104-4131	HYPERGLIDE 30 MM ST BALL
HYPERGLIDE	104-4132	HYPERGLIDE SYSTEM- 30MM
ULTRAFLOW	105-5065	ULTRAFLOW HPC 1 .5F FLOW
ULTRAFLOW	105-5066	ULTRAFLOW EXTENDED
REBAR IR (FG)	105-5081-110	REBAR-18, 110CM, MICRO C
REBAR IR (FG)	105-5081-130	REBAR-18, 130CM, MICRO C
REBAR IR (FG)	105-5081-153	REBAR-18, 153CM, M1CRO C
REBAR IR (FG)	105-5082-110	REBAR-027, 110CM MICRO
REBAR IR (FG)	105-5082-130	REBAR-027, 130CM, MICRO
REBAR IR (FG)	105-5082-145	REBAR-027, 145CM, MICRO
REBAR INR (FG)	105-5078-153	REBAR-l0, 153 CM, MICRO
REBAR INR (FG)	105-5078-153C	REBAR-l0, 153 CM, MICRO
REBAR INR (FG)	105-5078-1 70	REBAR-l0, 170 CM, MICRO
REBAR INR (FG)	105-5078-170C	REBAR-l0, 170 CM, MICRO
REBAR INR (FG)	105-5080-143	REBAR-14, 143CM, MICRO C
REBAR INR (FG)	105-5080-143C	REBAR-14, 143CM, MICRO C
REBAR INR (FG)	105-5080-153	REBAR-14, 153CM, MICRO C
REBAR INR (FG)	105-5080-153C	REBAR-14, 153CM, MICRO C
REBAR INR (FG)	105-5080-1 70	REBAR-14, 170CM MICRO CA
REBAR INR (FG)	105-5080-170C	REBAR-14, 170CM MICRO
REBAR INR (FG)	105-5083-153	REBAR-18, 153 MICRO CATH
REBAR INR (FG)	105-5084-110	REBAR-18, SOFT TIP, 110
REBAR INR (FG)	105-5084-130	REBAR-18, SOFT TIP, 130
REBAR INR (FG)	105-5084-143	REBAR-18, SOFT TIP, 143
REBAR INR (FG)	105-5084-153	REBAR-18, SOFT TIP, 153
REBAR INR (FG)	105-5085-143	REBAR-18, SOFT TIP, 143
REBAR INR (FG)	105-5085-153	REBAR-18, SOFT TIP, 153
ECHELON	105-5091-1 50	ECHELON 10 MICRO
ECHELON	105-5092-1 50	ECHELON 14 MICRO
ECHELON	145-5091-1 50	ECHELON 10, 45 DEGREE
ECHELON	190-5091-1 50	ECHELON 10, 90 DEGREE
ECHELON	145-8092-1 50	ECHELON 14, 45 DEGREE
ECHELON	190-5092-150	ECHELON 14, 90 DEGREE
NAUTICA (FG)	105-5094-153	NAUTICA MICROCATHETER
MARATHON	105-5055	MARATHON MICROCATHETER

SCHEDULE D

ROYALTY RATE SCHEDULE

ROYALTY RATE – Effective January 1, 2005

a.                                     For net sales up to $10 million U.S. dollars in a given calendar year, the rate will be 1.5%

b.                                    For net sales in excess of$10 million U.S dollars and up to $50 million U.S dollars in a calendar year, the rate will be 1%.

c.                                     For net sales in excess of $50 million U.S dollars in a given calendar year, the rate will be .5%.